Exhibit 99.1

Cherokee Global Brands Reports First Quarter Fiscal 2017 Financial Results

•	First quarter GAAP revenues of $10.7 million
•	Cherokee brand royalties increased 3% globally
•	First quarter GAAP net income totaled $2.6 million, or $0.29 per diluted share
•	Liz Lange Maternity license with Target Corporation renewed

SHERMAN OAKS, CA (June 9, 2016) — Cherokee Global Brands (NASDAQ: CHKE), a global marketer of style-focused lifestyle brands, today reported financial results for the first quarter ended April 30, 2016.

“In addition to the positive sales results for the quarter, we were pleased to announce new direct-to-retail partnerships and the signing of a broad base of domestic licensees for our namesake Cherokee brand. We see these developments as strong indicators of the strength of our brand portfolio and the agility that our 360-degree platform brings to our partners,” noted Henry Stupp, chief executive officer.

“We are pleased with the pace with which we are onboarding new retail partners and wholesale licensees as we transition our namesake Cherokee brand domestically. Through these partnerships, Cherokee will expand into more categories and realize significantly higher royalty contributions going forward. The acceleration of new domestic licensee partnerships is particularly exciting as it allows us to drive multiple revenue streams and further diversify our platform. We expect to launch the Cherokee brand across multiple categories in both national and regional brick and mortar stores and through e-commerce beginning Spring 2017.”

“We are excited about the upcoming summer launch of the Tony Hawk brand with Walmart Canada which will feature the most comprehensive assortment of Tony Hawk product anywhere in the world.  In addition, the planned rollout of additional Flip Flop Shops franchise locations will build scale and further synergize our brand portfolio. Our recently announced launch with Cobian footwear for our Everyday California brand, which will launch within Flip Flop Shops, is a great example of how our brands logically support one another.”

“We are embracing an unprecedented opportunity to diversify our brand portfolio, expand our category reach and grow our global distribution and I am confident that we are well positioned to build upon this positive momentum throughout the remainder of fiscal 2017,” Mr. Stupp concluded.

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First Quarter Fiscal 2017 Financial Results

GAAP revenues of $10.7 million increased 4.4% as compared to $10.2 million in the prior-year period.  The increase in GAAP revenues principally reflects the revenue contribution of Flip Flop Shops, which the Company acquired in October 2015, in addition to an increase of 3% in worldwide Cherokee brand royalties.

Selling, general and administrative expenses were $6.4 million, or 60% of GAAP revenues, compared to $4.4 million, or 43% of GAAP revenues, in the prior-year period. The $2.0 million increase in SG&A was primarily related to an increase in legal and due diligence expenses related to potential acquisitions, an increase in business development expenses related to the identification and establishment of new brand licensees in the U.S., an increase in stock based compensation and expenses associated with the franchising of the Flip Flop Shops brand, which was acquired in October 2015.

Operating income totaled $4.3 million, or 40% of GAAP revenues, which is down from $5.8 million, or 57% of GAAP revenues, in the prior-year period.

GAAP net income totaled $2.6 million, or $0.29 per diluted share, and included the aforementioned legal and due diligence and business development costs totaling approximately $0.7 million, or 7% of GAAP revenues, which reduced diluted earnings per share by an estimated $0.05. This compares to $3.6 million, or $0.41 per diluted share, in the prior-year period.

At April 30, 2016, the Company had cash and cash equivalents of $5.1 million, compared to $6.5 million at January 30, 2016.  Net debt totaled $16.3 million and the Company’s leverage ratio was 1.6.

Conference Call

The Company will host a conference call today at 1:30 pm. PT / 4:30 p.m. ET.  A slide presentation will accompany the prepared remarks and has been posted along with the webcast link on Cherokee Global Brands’ website.

To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (international) ten minutes prior to the start time. The earnings call will also be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s website at http://www.cherokeeglobalbrands.com.

For those unable to participate during the live broadcast, a replay will be available through Thursday, June 16, 2016 at 8:59 p.m. PT / 11:59 p.m. ET.  To access the replay, dial (877) 870-5176 (U.S.) or (858) 384-5517 (international) and use conference ID: 13637676.

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About Cherokee Global Brands

Cherokee Global Brands is a global brand marketing platform that manages a growing portfolio of fashion and lifestyle brands including Cherokee®, Carole Little®, Tony Hawk® Signature Apparel and Hawk Brands®, Liz Lange®, Everyday California®, Sideout®, ále by Alessandra® and Flip Flop Shops®, a leading franchise retail chain, across multiple consumer product categories and retail tiers around the world. The Company currently maintains license and franchise agreements with leading retailers and manufacturers that span over 50 countries in 9,000 retail locations. Its retail, franchise and e-commerce platform partnerships include: Target Stores (U.S.), Kohl's (U.S.), Sears Canada (Canada), Walmart (Canada), Argos & Sports Direct (UK and Ireland), Flip Flop Shops® (US, Canada, Caribbean, Middle East and South Africa), RT-Mart (People's Republic of China), Pick 'n Pay (South Africa), Falabella (Chile, Peru and Colombia), Arvind Mills (India), Shufersal LTD. (Israel), Comercial Mexicana (Mexico), Nishimatsuya (Japan), Landmark Group's Max Stores (certain Middle East and North Africa countries), Reliance Trends Stores (India), Ahold (Czech Republic) and the TJX Companies (U.S., Canada and Europe).

Statements included within this news release may contain forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. When used, the words "anticipates," "believes," "expects," "may," "should," and similar expressions are intended to identify such forward-looking statements. Forward-looking statements included in this press release (including, without limitation, express or implied statements regarding potential future business development) involve known and unknown risk and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties, include, but are not limited to, the effect of global economic conditions, the financial condition of the apparel and retail industry, adverse changes in licensee or consumer acceptance of products bearing the Company's brands, the ability and/or commitment of the Company's licensees to design, manufacture and market Cherokee, Liz Lange, Completely Me, Tony Hawk and Hawk Brands, Sideout, Everyday California and Carole Little branded products, the Company's dependence on Target for most of the Company's GAAP revenues and the Company's dependence on its key management personnel. The risks included here are not exhaustive. A further list and description of these risks, uncertainties and other matters can be found in the Company's Annual Report on Form 10-K for Fiscal Year 2016, and in its periodic reports on Forms 10-Q and 8-K. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intent or obligation to update any of the forward-looking statements contained herein to reflect future events and developments.

Investor Contact:

Cherokee Global Brands

Jason Boling, CFO

818-908-9868

Addo Communications

Patricia Nir

310-829-5400

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CHEROKEE INC.

CONSOLIDATED BALANCE SHEETS

Unaudited

(amounts in thousands, except share and per share amounts)

	April 30,	January 30
	2016	2016
Assets
Current assets:
Cash and cash equivalents	$5,099	$6,534
Receivables	10,892	7,365
Income taxes receivable	223	707
Prepaid expenses and other current assets	460	425
Total current assets	16,674	15,031
Intangible assets, net	52,984	53,195
Deferred tax asset	1,001	1,136
Property and equipment, net	1,068	1,151
Other assets	36	35
Total assets	$71,763	$70,548
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued payables	$2,479	$2,195
Current portion of long term debt	8,471	8,456
Deferred revenue—current	464	479
Accrued compensation payable	720	891
Total current liabilities	12,134	12,021
Long term liabilities:
Long term debt	12,939	15,068
Other non-current	1,402	1,388
Total liabilities	26,475	28,477
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $.02 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.02 par value, 20,000,000 shares authorized, 8,720,012 shares issued and outstanding at April 30, 2016 and 8,720,012 issued and outstanding at January 30, 2016	174	174
Additional paid-in capital	28,458	27,822
Retained earnings	16,656	14,075
Total stockholders’ equity	45,288	42,071
Total liabilities and stockholders’ equity	$71,763	$70,548

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CHEROKEE INC.

CONSOLIDATED STATEMENTS OF INCOME

Unaudited

(amounts in thousands, except per share amounts)

	Three Months Ended
	April 30,	May 2,
	2016	2015
Royalty revenues	$10,678	$10,230
Selling, general and administrative expenses	6,176	4,230
Amortization of intangible assets	226	210
Operating income	4,276	5,790
Other income (expense):
Interest expense	(197)	(176)
Income before income taxes	4,079	5,614
Income tax provision	1,498	2,043
Net income	$2,581	$3,571
Net income per common share attributable to common stockholders:
Basic earnings per share	$0.30	$0.42
Diluted earnings per share	$0.29	$0.41
Weighted average common shares outstanding attributable to common stockholders:
Basic	8,720	8,565
Diluted	8,833	8,761

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